Exhibit 3

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of June 1, 2004 by and among Euroweb International Corp., a Delaware corporation (the “Company”), and the persons whose names appear on the signature page attached hereto (the “Holders”).

WHEREAS, pursuant to a Sale and Purchase Agreement dated February 23, 2004 between the Company and the Holders (the “Securities Purchase Agreement”), the Company is acquiring Elender Üzleti Kommunikációs Részvénytársaság from the Holders in part consideration for 677,201 shares (together with any additional securities of the Company issued in respect of such shares, the “Shares”) of common stock of the Company;

WHEREAS, pursuant to a Pledge and Escrow Agreement by and among the Company, Holders and an escrow agent identified therein (the “Escrow Agent”) executed concurrently with the execution hereof (the “Escrow Agreement”), the Company will deliver 248,122 shares of common stock of the Company (the “Escrow Shares”) to the Escrow Agent to secure the repayment of the Non-Transferable Shareholders Loan (as defined in the Securities Purchase Agreement).

WHEREAS, pursuant to the terms of and in order to induce the Holders to enter into the Securities Purchase Agreement, the Company and the Holders have agreed to enter into this Agreement; and

WHEREAS, it is intended by the Company and the Holder that this Agreement shall become effective immediately upon the acquisition by the Holders of the Shares;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company hereby agrees as follows:

1.                                       Registration Rights.

a.                                       Piggyback Registration.  If the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the “1933 Act”) (other than pursuant to a registration statement filed on Form S-8 or other comparable form) (“Company Registration”), the Company shall include in such registration statement the Shares and, in the event such shares have been delivered or are deliverable by Escrow Agent to the Holders pursuant to the Escrow Agreement, the Escrow Shares (the Escrow Shares and the Shares are hereinafter referred to collectively as the “Registrable Securities”).  Provided, however, that if, at any time after giving such written notice of the Company’s intention to register any of the Holders’ Registerable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay the Company Registration, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation under this Section 1a to register any Registerable Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Registerable Securities in a subsequent registration); and in the case of a determination to delay a registration shall thereupon be permitted to delay registering any Registerable Securities for the same period as the delay in respect of securities being registered for the Company’s own account.

b.                                      Required Filing.  The Company shall prepare and file within 30 days from the date of Closing, as defined in the Securities Purchase Agreement (the “Filing Date”) a registration statement (the “Resale Registration Statement”) covering the resale of the Shares. The Company shall cause the Resale Registration Statement to be declared effective by the Securities and Exchange Commission (“SEC”) as soon as possible following the Filing Date but in no event later than 120 days following the Filing Date.

c.                                       Escrow Shares.  In the event the Escrow Shares are delivered or deliverable to Holders pursuant to the terms of the Escrow Agreement, the Company shall prepare and file a Registration Statement covering the resale of the Escrow Shares (the “Escrow Registration Statement” and together with the Resale Registration Statement, the “Registration Statements” or, individually a “Registration Statement”) within 30 days of the date the Holders give written instruction to the Escrow Agent to deliver the Escrow Shares to the Holders pursuant to Section 5 of the Escrow Agreement (the “Escrow Filing Date”).  The Company shall cause the Escrow Registration Statement to be declared effective by the SEC as soon as possible following the date such registration statement is filed with the SEC but in no event later than 60 days following the Escrow Filing Date.

d.                                      Timing.  If (i) the Resale Registration Statement is not filed by the Filing Date; (ii) the Escrow Registration Statement is not filed by the Escrow Filing Date; (iii) the Resale Registration Statement is not declared effective within 120 days of Closing for reasons attributable to the Company; (iv) the Escrow Registration Statement is not declared effective within 60 days of the Escrow Filing Date for reasons attributable to the Company; or (v) the Holders are unable to utilize a Registration Statement for a period of time in excess of 10 calendar days at any time following the date as of which the SEC initially declared such registration statement effective (the “Effective Date”) for reasons attributable to the Company (each of (i), (ii), (iii), (iv) and (v) a “Failure”), then the Company will make payments to the Holders in such amounts and at such times as shall be determined pursuant to this Section 1(d) as full relief for the damages to the Holders.  The Company shall pay to each Holder an amount equal to the value (the “Value”) of the Transferable Euroweb Shares, as defined in Section 2.5 of the Securities Purchase Agreement, or the Escrow Shares (as the case may be) multiplied by the Applicable Percentage (as defined below) times the number of months (prorated for partial months) during which a Failure has occurred or is continuing, provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by the Holders in the Registration Statement with respect to information relating to the Holders.  The term “Applicable Percentage” means two hundredths (.02). For example, if the Registration Statement is filed one (1) month after the Filing Date, the Company would pay $60,000 if the Value is equal to $3,000,000.

2.                                       Cooperation with Company.  Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registerable Securities.

3.                                       Registration Procedures.  If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registerable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

a.                                       prepare and file with the SEC a registration statement and cause such registration statement to become effective and remain effective until all the Registerable Securities are sold or become capable of being publicly sold without registration under the 1933 Act.

b.                                      prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 of the SEC);

c.                                       furnish to each of the Holders such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

d.                                      register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

e.                                       list such securities on any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

f.                                         enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

g.                                      as soon as practicable after becoming aware of such event, notify each Holder of Registerable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly (within 5 days) prepare a supplement or amendment to the registration statement to correct such untrue statement or omission and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request;

h.                                      furnish, at the request of any Holder on the date such Registerable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registerable Securities are not being sold through underwriters, on the date the registration statement with respect to such Registerable Securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holder of such Registerable Securities may reasonably request and are customarily included in such an opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such Registerable Securities are delivered to the underwriters, if any, for sale pursuant to such registration from a firm of independent certified public accountants of recognized standing selected by the Company, addressed to the underwriters, if any, and to the Holder making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Holder of such Registerable Securities may reasonably request and are customarily included in such letters; and

i.                                          prevent the issuance of a stop order or other suspension of effectiveness of a Registration Statement, and, if such order, is issued, to obtain the withdrawal of such order at the earliest practicable time.

4.                                       Restrictions on Transfer of Registerable Securities.    The Holders hereby agree that from the Closing to and including a date twelve months thereafter (the “Lock-Up Period”), the Holders will not sell, pledge, transfer, hypothecate or otherwise dispose of any capital stock of the Company, any rights to acquire capital stock of the Company or any capital stock which the Holders have a right to acquire; provided, however, (i) the Holders, in the aggregate, will be permitted to sell up to 150,000 shares of common stock of the Company each month commencing on the Effective Date of the Resale Registration Statement during the Lock-Up Period; (ii) the Holders will be permitted to sell their shares in connection with an offer made to all stockholders of the Company or any merger, consolidation or similar transaction involving the Purchaser, (iii) the Holders will be permitted to sell their shares without limitation in transactions that are exempt from registration and outside of the stock exchange, (iv) the Holders will be permitted to sell Shares with the prior written consent of the Company, and (v) the Holders will be able to sell Escrow Shares without regard to the limitations set forth in this Section 4.

5.                                       Expenses.  All expenses incurred in any registration of the Holders’ Registerable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders’ Registerable Securities under federal and State securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 3(h)(i); provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred with respect to Registerable Securities sold in the Offering or (c) the fees and expenses of counsel for any Holder, provided that the Company will pay the costs and expenses of Company counsel when the Company’s counsel is representing any or all selling security holders.

6.                                       Indemnification.  In the event any Registerable Securities are included in a registration statement pursuant to this Agreement:

a.                                       Company Indemnity.  Without limitation of any other indemnity provided to any Holder, either in connection with the Securities Purchase Agreement or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, officers, directors, employees, agents, counsel, representatives, and partners of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the “Exchange Act”), against any losses, claims, damages or, liabilities (joint or several) or expenses to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any alleged untrue statement of a material fact contained in a Registration Statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or (iv) any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and the Company shall reimburse each such Holder, affiliate, officer, director, employee, agent, counsel, representative or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or any other officer, director or controlling person thereof.

b.                                      Holder Indemnity.  Each Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors and representatives, any underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act) against liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, insofar as based upon such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are solely based upon any statements or information provided by such Holder to the Company expressly for use in a Registration Statement relating to the offer or sale of Registerable Securities and the Holder shall reimburse the Company or such affiliate, counsel, officer, director, representative or underwriter for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action provided that a Holder shall be liable under this Section 6(b) for only that amount as shall not exceed the net proceeds actually received by such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

c.                                       Notice; Right to Defend.  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8 deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

d.                                      Contribution.  If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the relative fault of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the net proceeds to such Holder of the Registerable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registerable Securities).

e.                                       Survival of Indemnity.  The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registerable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

7.                                       Remedies.

a.                                       Time is of Essence.  The Company agrees that time is of the essence of each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holders to sell their Registerable Securities as quickly as possible after such Holder have indicated to the Company that they desire their Registerable Securities to be registered.  Any delay on the part of the Company not expressly permitted under this Agreement, whether material or not, shall be deemed a material breach of this Agreement.

b.                                      Remedies Upon Default or Delay.  The Company acknowledges the breach of any part of this Agreement may cause irreparable harm to Holders and that monetary damages alone may be inadequate.  The Company therefore agrees that the Holders shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide.  Nothing contained herein will be construed to limit a Holder’s right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

8.                                       Notices.

a.                                       All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service,

b.                                      If to the Company, at:

Euroweb International Corp.

c/o Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas, 21st Floor

New York, New York 10018

Fax: 212-930-9725

Attention: Gregory Sichenzia, Esq.

or at such other address as it may have furnished in writing to the Holders of Registerable Securities at the time outstanding, or

c.                                       if to the Holders of any Registerable Securities, to the address of such Holder as follows:

If to Vitonas Investments Limited

Address: H-1134 Budapest, Klapka u. 11.

Fax: +36-1-451-4981

Attention: Bajnai Gordon

With a copy to: Forgó, Varga és Társai Ügyvédi Iroda

Address: 1123 Budapest, Alkotás u. 17-19.

Fax: +36-1-214-0078

Attention: Dr. Forgó Zoltán

If to Certus Kft, at:

Address: 1025 Budapest, Vihorlát u. 10.

Fax: +36-1-325-7819

Attention: Lepp Judit

With a copy to: Forgó, Varga és Társai Ügyvédi Iroda

Address: 1123 Budapest, Alkotás u. 17-19.

Fax: +36-1-214-0078

Attention: Dr. Forgó Zoltán

If to Rumed 2000 Kft, at:

Address: H-1122 Budapest, Kissvábhegyi u. 4-6.

With a copy to: Forgó, Varga és Társai Ügyvédi Iroda

Address: 1123 Budapest, Alkotás u. 17-19.

Fax: +36-1-214-0078

Attention: Dr. Forgó Zoltán

d.                                      Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

9.                                       Successors and Assigns.  Except as otherwise expressly provided herein,

this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holders.

10.                                 Amendment and Waiver.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holders of securities representing a majority of the Registerable Securities; provided, however, that no such amendment or waiver shall take away any registration right of any Holder of Registerable Securities or reduce the amount of reimbursable costs to any Holder of Registerable Securities in connection with any registration hereunder without the consent of such Holder; further provided, however, that without the consent of any other Holder of Registerable Securities, any Holder may from time to time enter into one or more agreements amending, modifying or waiving the provisions of this Agreement if such action does not adversely affect the rights or interest of any other Holder of Registerable Securities.  No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

11.                                 Counterparts.  One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and same instrument.

12.                                 Governing Law.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to conflicts of law principles.

13.                                 Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

14.                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

[INTENTIONALLY LEFT BLANK]

HOLDERS	COMPANY

VITONAS INVESTMENTS LIMITED

EUROWEB INTERNATIONAL CORP.

By:

/s/ Bajnai Gordon /s/ Onody Tamas

	By:	/s/ Csaba Toro

Name:

Bajnai Gordon, Onody Tamas

	Name:	Csaba Toro

Title:

Director

	Title:	Chief Executive Officer

CERTUS KFT.

By:

/s/ Lepp Judit

Name:

Lepp Judit

Title:

Managing Director

RUMED 2000 KFT.

By:

/s/ DR. Kokane DR. Ruzsovics Agnes

Name:

DR. Kokane DR. Ruzsovics Agnes

Title:

Managing Director